99.1 PRESS RELEASE

President of Manakoa Services Corporation Resigns

KENNEWICK, Wash., November 17, 2006 -- Manakoa Services Corporation (OTC BB:MKOS.OB - News), a security technology company, received today from Chris Outwater, President, a brief letter of resignation. Mr. Outwater was hired five months ago to lead the technology team and efforts to extend and develop the new strategic direction for the company.

James C. Katzaroff, Chief Executive Officer of Manakoa said, "We regret Mr. Outwater's departure. The Board and Management team are still committed to acquiring or partnering with companies which are synergistic with our business model. A search has begun for an exceptional individual knowledgeable in RFID technology as well as an officer of a publicly held company.''

Forward-Looking Statements

Except for historical information contained herein, the matters set forth in this press release, such as statements relating to the Company's ability to drive technological developments and the acceptance and timing of product introductions, are forward-looking statements that are subject to risks and uncertainties, including timely development and acceptance of new products, the impact of competitive products and pricing, the timely development and release of products by suppliers, and other risks detailed in the Company's periodic filings as filed with the SEC.

Contact:
Manakoa Services Corporation
James C. Katzaroff, Chief Executive Officer
(509) 736-7000
www.Manakoa.com
7203 West Deschutes Avenue, Suite B
Kennewick, WA 99336 USA